EXHIBIT 8.1

	Equity interests (%)
Companies	12/31/2024	12/31/2023	Core business	Jurisdiction of incorporation
Direct interest in subsidiaries: full consolidation
CSN Islands VII Corp.	100.00	100.00	Financial transactions	Cayman Islands
CSN Inova Ventures	100.00	100.00	Equity interests and financial transactions	Cayman Islands
CSN Islands XII Corp.	100.00	100.00	Financial transactions	Cayman Islands
CSN Steel S.L.U.	100.00	100.00	Equity interests and financial transactions	Spain
TdBB S.A (*)	100.00	100.00	Equity interests	Panama
Sepetiba Tecon S.A.	99.99	99.99	Port services	Brazil
Minérios Nacional S.A.	99.99	99.99	Mining and Equity interests	Brazil
Companhia Florestal do Brasil	99.99	99.99	Reforestation	Brazil
Estanho de Rondônia S.A.	99.99	99.99	Tin Mining	Brazil
Companhia Metalúrgica Prada	99.89	99.89	Manufacture of containers and distribution of steel products	Brazil
CSN Mineração S.A. (1)	69.01	79.75	Mining	Brazil
CSN Energia S.A.	99.99	99.99	Sale of electric power	Brazil
FTL - Ferrovia Transnordestina Logística S.A.	92.71	92.71	Railroad logistics	Brazil
Nordeste Logística S.A.	99.99	99.99	Port services	Brazil
CSN Inova Ltd.	100.00	100.00	Advisory and implementation of new development project	Israel
CBSI - Companhia Brasileira de Serviços de Infraestrutura	99.99	99.99	Services render	Brazil
CSN Cimentos Brasil S.A.	99.99	99.99	Manufacturing and sale of cement	Brazil
Berkeley Participações e Empreendimentos S.A.	100.00	100.00	Electric power generation and equity interests	Brazil
CSN Inova Soluções S.A.	99.99	99.90	Equity interests	Brazil
CSN Participações I	99.90	99.90	Equity interests	Brazil
Circula Mais Serviços de Intermediação Comercial S.A.	0.10	0.10	Commercial intermediation for the purchase and sale of assets and materials in general	Brazil
CSN Participações III	99.90	99.90	Equity interests	Brazil
CSN Participações IV	99.90	99.90	Equity interests	Brazil
CSN Participações V	99.90	99.90	Equity interests	Brazil
CSN Incorporação e Participações Ltda. (2)	99.99		Equity interests	Brazil
Indirect interest in subsidiaries: full consolidation
Lusosider Projectos Siderúrgicos S.A.	100.00	100.00	Equity interests and product sales	Portugal
Lusosider Aços Planos, S. A.	100.00	99.99	Steel and Equity interests	Portugal
CSN Resources S.A.	100.00	100.00	Financial transactions and Equity interests	Luxembourg
Companhia Brasileira de Latas	99.89	99.88	Sale of cans and containers in general and Equity interests	Brazil
Companhia de Embalagens Metálicas MMSA	99.88	99.87	Production and sale of cans and related activities	Brazil
Companhia de Embalagens Metálicas – MTM	99.88	99.87	Production and sale of cans and related activities	Brazil
CSN Productos Siderúrgicos S.L.	100.00	100.00	Financial transactions, product sales and Equity interests	Spain
Stalhwerk Thüringen GmbH	100.00	100.00	Production and sale of long steel and related activities	Germany
CSN Steel Sections Polska Sp.Z.o.o	100.00	100.00	Financial transactions, product sales and Equity interests	Poland
CSN Mining Holding, S.L.U.	69.01	79.75	Financial transactions, product sales and Equity interests	Spain
CSN Mining GmbH	69.01	79.75	Financial transactions, product sales and Equity interests	Austria
CSN Mining Asia Limited	69.01	79.75	Commercial representation	Hong Kong
Lusosider Ibérica S.A.	100.00	100.00	Steel, commercial and industrial activities and equity interests	Portugal
CSN Mining Portugal, Unipessoal Lda. (3)		79.75	Commercial and representation of products	Portugal
Companhia Siderúrgica Nacional, LLC	100.00	100.00	Import and distribution/resale of products	United States
Elizabeth Cimentos S.A.	99.99	99.98	Manufacturing and sale of cement	Brazil
Santa Ana Energética S.A.	99.99	99.98	Electric power generation	Brazil

Topázio Energética S.A.	99.99	99.98	Electric power generation	Brazil
Brasil Central Energia Ltda.	99.99	99.98	Electric power generation	Brazil
Circula Mais Serviços de Intermediação Comercial S.A.	99.99	99.90	Commercial intermediation for the purchase and sale of assets and materials in general	Brazil
Metalgráfica Iguaçu S.A	99.89	99.89	Metal packaging manufacturing	Brazil
Companhia Energética Chapecó	69.00	79.75	Electric power generation	Brazil
Companhia Estadual de Geração de Energia Elétrica - CEEE-G (4)	100.00	98.98	Electric power generation	Brazil
Ventos de Vera Cruz S.A.	99.99	98.97	Electric power generation	Brazil
Ventos de Curupira S.A	99.99	98.97	Electric power generation	Brazil
Ventos de Povo Novo S.A.	99.99	98.97	Electric power generation	Brazil
MAZET Maschinenbau und Zerspanungstechnik Unterw ellw nborn GmbH	100.00	100.00	Production and sale of long steel and related activities	Germany
CSN Mining International GmbH	69.01	79.75	Commercial and representation of products	Switzerland
CSN International Steel GmbH (5)	100.00		Commercial and representation of products	Switzerland
Direct interest in joint operations: proportionate consolidation
Itá Energética S.A.	48.75	48.75	Electric power generation	Brazil
Direct interest in joint ventures: equity method
MRS Logística S.A.	18.75	18.64	Railroad transportation	Brazil
Aceros Del Orinoco S.A. (*)	31.82	31.82	Dormant company	Panama
Transnordestina Logística S.A.	48.03	48.03	Railroad logistics	Brazil
Equimac S.A	50.00	50.00	Rental of commercial and industrial machinery and equipment	Brazil
Indirect interest in joint ventures: equity method
MRS Logística S.A.	12.93	14.86	Railroad transportation	Brazil
Direct interest in associates: equity method
Arvedi Metalfer do Brasil S.A.	20.00	20.00	Metallurgy and Equity interests	Brazil
Panatlântica S.A. (6)	29.92		Steel	Brazil
Indirect interest in affiliates: equity method
Jaguari Energética S.A.	10.50	10.39	Electric power generation	Brazil
Chapecoense Geração S.A. (4)	9.00	8.91	Electric power generation	Brazil
Companhia Energética Rio das Antas - Ceran (4)	30.00	29.69	Electric power generation	Brazil
Ventos do Sul Energia S.A. (4)		9.90	Electric power generation	Brazil
Foz Chapecó Energia S.A. (4)	9.00	8.91	Electric power generation	Brazil
Exclusive funds: full consolidation
Diplic II - Private credit balanced mutual fund	100.00	100.00	Investment fund	Brazil
Caixa Vértice - Private credit balanced mutual fund	100.00	100.00	Investment fund	Brazil
VR1 - Private credit balanced mutual fund	100.00	100.00	Investment fund	Brazil
Consortiuns
Consórcio Itaúba	99.99	100.00	Electric power generation	Brazil
Consórcio Passo Real	92.78	100.00	Electric power generation	Brazil
Consórcio da Usina Hidrelétrica de Igarapava	17.92	17.92	Electric power generation	Brazil
Consórcio Dona Francisca	15.00	15.00	Electric power generation	Brazil

(*) Dormant companies.

(1)	On November 12, 2024, we sold a portion of our shares in CSN Mineração to Itochu Corporation, reducing our ownership stake from 79.75% to 69.01%.
(2)	On November 5, 2024, we, together with our subsidiary Companhia Florestal do Brasil, established CSN Incorporação e Participação Ltda., whose primary purpose is real estate development.
(3)	On September 5, 2024, CSN Mining Portugal Unipessoal Ltda. was liquidated and dissolved.
(4)	On February 21, 2024, we began to hold 100% of the shares in CEEE-G, compared to 98.98% as of December 31, 2023.
(5)	On March 7, 2024, our direct subsidiary, CSN Steel S.L.U., established CSN International Steel GmbH.
(6)	On January 15, 2024, Panatlântica began to be accounted for using the equity method, following the acquisition of an additional 18.61% of its shares for a total consideration of R$150,000. As a result, we now hold 29.92% of Panatlântica’s capital, compared to 11.31% as of December 31, 2023.